EXHIBIT 10.1

February 12, 1999
                              ACQUISITION AGREEMENT

                                      AMONG


                    CENTRAL EUROPEAN DISTRIBUTION CORPORATION

                   CAREY AGRI INTERNATIONAL POLAND SP. Z O.O.

                                       AND

                               MULTI TRADE COMPANY

                                FEBRUARY 12, 1999

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                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
1. DEFINITIONS...............................................................

2. CONTRIBUTION OF TRADEMARK AND TRADENAME AND ASSUMPTION OF SECURITIES......

2.1. CONTRIBUTION AND ASSUMPTION OF SECURITIES...............................
2.2. VALUE FOR THE TRADEMARK AND TRADENAME...................................
2.3. SALE OF ASSETS AND ASSUMPTION OF LIABILITIES............................
2.4. PURCHASE PRICE FOR THE ASSETS...........................................
2.5. PAYMENT AT THE CLOSING..................................................
2.6. ESCROW DEPOSIT..........................................................

3. ADDITIONAL UNDERTAKINGS AND COVENANTS.....................................

3.1. CONSENTS AND APPROVALS..................................................
3.2. ACCESS; INVESTIGATIONS BY BUYER; CONFIDENTIALITY........................
3.3. OPERATION OF THE BUSINESS OF THE COMPANY................................
3.4. NO INCONSISTENT NEGOTIATIONS............................................
3.5. NEWS RELEASES...........................................................
3.6. MANAGEMENT AGREEMENTS...................................................
3.7. SUBSEQUENT EVENTS.......................................................

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARTNERS............

4.1. ORGANIZATION AND STANDING...............................................
4.2. AFFILIATED COMPANIES....................................................
4.3. ORGANIZATION DOCUMENTS..................................................
4.4. FINANCIAL STATEMENTS....................................................
4.5. NO LIABILITIES..........................................................
4.6. TAXES...................................................................
4.7. CONDUCT OF BUSINESS; ABSENCE OF MATERIAL ADVERSE CHANGE.................
4.8. REAL PROPERTY...........................................................
4.9. TRADEMARK AND TRADENAME.................................................
4.10. OTHER AGREEMENTS.......................................................
4.11. BOOKS AND RECORDS......................................................
4.12. LITIGATION; DISPUTES...................................................
4.13. LABOR RELATIONS........................................................
4.14. BENEFIT PLANS..........................................................
4.15. RESTRICTIONS AND CONSENTS..............................................
4.16. ABSENCE OF VIOLATION...................................................
4.17. BINDING AGREEMENTS.....................................................

5. REPRESENTATIONS AND WARRANTIES OF EACH PARTNER............................

5.1. PARTNERSHIP INTERESTS...................................................
5.2. AUTHORITY AND CAPACITY..................................................
5.3. ABSENCE OF VIOLATION....................................................
5.4. RESTRICTIONS AND CONSENTS...............................................
5.5. BINDING OBLIGATION......................................................

6. REPRESENTATIONS AND WARRANTIES OF BUYER AND CAREY AGRI....................


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6.1. ORGANIZATION AND STANDING...............................................
6.2. AUTHORIZATION...........................................................
6.3. BINDING OBLIGATION......................................................

7. RESTRICTED SECURITIES.....................................................

7.1. NO REGISTRATION UNDER THE SECURITIES ACT................................
7.2. ACQUISITION FOR INVESTMENT..............................................
7.3. EVALUATION OF MERITS AND RISKS OF INVESTMENT............................

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF COMPANY AND THE PARTNERS...........

8.1. REPRESENTATIONS AND WARRANTIES..........................................
8.2. PERFORMANCE.............................................................
8.3. LEGAL PROCEEDINGS.......................................................
8.4. ANTIMONOPOLY FILING.....................................................
8.5. DOCUMENTS AT CLOSING....................................................
8.6. ADJUSTMENTS OF ASSETS AND LIABILITIES AT CLOSING........................

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND CAREY AGRI...............

9.1. REPRESENTATIONS AND WARRANTIES..........................................
9.2. PERFORMANCE.............................................................
9.3. LEGAL PROCEEDINGS.......................................................
9.4. APPROVAL OF BOARD OF DIRECTORS..........................................
9.5. DOCUMENTS AT CLOSING....................................................
9.6. CONSENTS................................................................

10. CLOSING..................................................................

10.1. CLOSING  LOCATION......................................................
10.2. DELIVERIES BY THE PARTNERS.............................................
10.3. DELIVERIES BY COMPANY..................................................
10.4. DELIVERIES BY BUYER....................................................
10.5. DELIVERIES BY CAREY AGRI...............................................
10.6. DELIVERIES BY NEWCO....................................................

11. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES...................

11.1. SURVIVAL OF REPRESENTATIONS............................................
11.2. AGREEMENT OF PARTNERS TO INDEMNIFY.....................................
11.3. AGREEMENT OF BUYER TO INDEMNIFY........................................
11.4. CONDITIONS OF INDEMNIFICATION..........................................
11.5. SPECIFIC PERFORMANCE...................................................
11.6. REMEDIES CUMULATIVE....................................................

12. TERMINATION..............................................................

12.1. TERMINATION............................................................
12.2. EFFECT OF TERMINATION..................................................

13. MISCELLANEOUS............................................................

13.1. FURTHER ASSURANCES.....................................................
13.2. NO BROKERS.............................................................
13.3. EXPENSES...............................................................
13.4. ASSIGNMENT.............................................................
13.5. ENTIRE AGREEMENT; AMENDMENT............................................
13.6. WAIVER.................................................................
13.7. CONSENT TO JURISDICTION AND ARBITRATION................................

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13.8. SEVERABILITY...........................................................
13.9. GOVERNING LAW..........................................................
13.10. NOTICES...............................................................
13.11. HEADINGS..............................................................
13.12. EXECUTION IN COUNTERPARTS.............................................
13.13. LIMITATION ON BENEFITS................................................
13.14. BINDING EFFECT........................................................
14. LIST SCEDULES
15. SCHEDULES
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                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT is entered into as of February 12, 1999 among Central European Distribution Corporation, a Delaware corporation ("BUYER"), Carey Agri International Poland Sp. z o.o., a Polish limited liability company and a wholly owned subsidiary of Buyer ("CAREY AGRI"), and the partners identified on EXHIBIT A (the "PARTNERS") acting in their own name and on behalf of Multi Trade Company, a partnership organized under the laws of Poland ("COMPANY").

         WHEREAS, Buyer desires to acquire the trademark and the tradename utilized by Company in its business activities in Poland, which is identified on EXHIBIT B hereto (the "Trademark and Tradename") pursuant to the terms and conditions hereof;

         WHEREAS, the Company and the Partners possess all of the rights required and necessary to use and to Assign as a contribution in kind the Trademark and Tradename and desire to sell and assign the Trademark and Tradename to Buyer pursuant to the terms and conditions hereof;

         WHEREAS, Buyer, through a new Polish limited liability company ("Newco") to be organized and capitalized by Buyer and Carey Agri, desires to acquire certain of the assets and to assume certain of the liabilities of the Company pursuant to the terms and conditions hereof;

         WHEREAS, the Company and the Partners have good title to the assets to be sold and transferred to Buyer and desire to sell and transfer such assets and transfer certain liabilities to Newco pursuant to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.       DEFINITIONS

         For all purposes of this Acquisition Agreement, certain capitalized terms specified in EXHIBIT C shall have the meanings set forth in that EXHIBIT C.

2.       CONTRIBUTION OF TRADEMARK AND TRADENAME AND ASSUMPTION OF SECURITIES

         2.1. CONTRIBUTION AND ASSUMPTION OF SECURITIES

         On the basis of the representations, warranties and agreements contained herein and in that certain Contribution and Assignment of Trademark

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and Tradename Agreement ("ASSIGNMENT AGREEMENT"), set forth as EXHIBIT F hereto, and subject to the terms and conditions hereof and thereof, the Company and each Partner severally and jointly agrees to contribute and assign to Buyer all right in and use of the Trademark and Tradename, and Buyer agrees to accept from the Company and each Partner all of their rights in and to use the Trademark and Tradename as an in kind contribution at the agreed value (the "Value") as specified in SECTION 2.2.

         2.2. VALUE FOR THE TRADEMARK AND TRADENAME

         The value for the Trademark and Tradename shall be the issuance to the Company or its assigned designatee of 254,230 shares of the common stock, par value $0.01 per share, of Buyer (the "Common Stock").

         2.3. SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

         Buyer and Carey Agri agrees to cause Newco to buy those certain assets of the Company and assume those certain liabilities of the Company as set for on the schedules to that certain Asset Purchase Agreement, attached thereto as EXHIBIT E ("ASSET PURCHASE AGREEMENT") and on the terms and conditions set forth herein and herein.

         2.4. PURCHASE PRICE FOR THE ASSETS

         (a) The net purchase price for the assets is the Polish zloty equivalent $3.25 million adjusted as provided by Section 2.4 (b) hereof minus the various adjustment thereto as set for in the Asset Purchase Agreement and minus the other possible adjustments set forth in the next Subsection (b) ("PURCHASE PRICE FOR THE ASSETS").

         (b) The net Purchase Price for the Assets shall be reduced on a dollar for dollar basis for (i) retained earnings of the Company as of December 31, 1997 in the amount of 1,174,685 PLN which are paid to the Partners after the date hereof and before or at the Closing; (ii) the book value as of February 28, 1999 of any or all of the five vehicles currently used in connection with the business of the Company, namely a Mercedes 350 registration number BIK 9000 in the amount of 65,858,97, a Jaguar XJ6 registration number BIB 9000 in the amount of 3,095,94 PLN, a Chevrolet Corvette registration number BIK 3000 in the amount of 10,098,34 PLN, a Ford Taurus registration number BTB 6000 in the amount of 0 PLN, a Mercedes ML 320 registration number BIM 6000 in the amount of 203,245,21 PLN retained by the Company, subject to adjustments; (iii) the face amount of the principal payments made on or after September 9, 1998 until the Closing Date on the loan received from the Big Bank Gdanski in December 1996 to purchase real estate in the amount of 912,000 CHF as of 17 July, 1998, which is made by the Company; (iv) accounts receivable overdue by more than 90 days from the due date at the Closing Date, which according to the balance sheet of the Company, as of the end of December 31, 1998 amount to
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1,011,000 PLN, subject to adjustments; (v) accounts receivable which are not collected within 90 days after the Closing Date; (vi) 50% of the amount of the stamp duty on the contribution of the Trademark between Newco and CEDC in the approximate amount of 18,000 USD; and (vii) the improvements on the real estate in Lomza, acquired by the Company on November, 1998, Land Registry Book No. 42897, in the amount of approximately 60,000 PLN.

         The preliminary estimate of the Purchase Price to be finalized at Closing Date, is attached as Schedule 2.4 - (b).

         The amounts distributed to the Partners as set forth in Section 3.3.(g) hereof shall not affect the Purchase Price.

         (c) For purposes of Subsection (b) above, amounts in Polish zloty shall be converted to United States dollars by applying the average National Bank of Poland conversion rate for the day immediately preceding the action taken.

         2.5. PAYMENT AT THE CLOSING

         (a) At the Closing, Buyer shall deliver to the Company, one or more stock certificates, representing 254,230 shares of the Common Stock and in the name of the Company, as the Company shall request.

         (b) At the Closing, Buyer and Carey Agri shall cause Newco to wire funds to the Company, payable to the order of Company for the Purchase Price for the Assets, reduced by the estimated value of the adjustments as provided by
Section 2.4 and by the amount of the Escrow Deposit.

                  (c) On the 20th day after the last day of the month in which the Closing occurs, Buyer shall transfer to the Company the amount of VAT arising from the sale of Assets pursuant to Section 2.3 hereof.

         2.6. ESCROW DEPOSIT

         (a) Immediately prior to or at Closing Date, Newco and the Partners will execute an escrow agreement (the "Escrow Agreement") according to the terms and principles as set forth in Exhibit D to Assets Aqusition Agreement and Newco will deposit the amount of $ 250,000 (two hundred fifty thousand) to the escrow account (the "Escrow Amount") at the Date of Closing.

         (b) The Escrow Deposit shall be held pursuant to the terms of this Acquisition Agreement and the Asset Acquisition Agreement.

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3.       ADDITIONAL UNDERTAKINGS AND COVENANTS

         Buyer and Carey Agri, on the one hand, and Company and the Partners jointly and severally, on the other hand, hereby covenant and agree with each other as follows:

         3.1. CONSENTS AND APPROVALS

         (a) Buyer, Carey Agri and Company jointly or separately and the Partners shall take all measures reasonably necessary or advisable to secure such consents, authorizations and approvals of governmental authorities and of private persons or business entities with respect to the transactions contemplated by this Acquisition Agreement, and to the performance of all other obligations of such parties hereunder and under all of the other agreements attached hereto as exhibits (the "Related Agreements"), as may be required by any applicable statute or regulation or by any Agreement of any kind whatsoever to which Buyer, Carey Agri, Company or any Partner is a party or by which Buyer, Carey Agri, Company or any Partner is bound.

         (b) Buyer, Carey Agri, Company and the Partners shall (i) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any government authority in connection with the transactions contemplated by this Acquisition Agreement or any of the Related Agreements and (ii) use their respective good faith efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the Closing.

         (c) In addition to the obligations set forth in Section 3.1.(b), as promptly as practicable, and in any event no later than 15 days following the execution of this Acquisition Agreement, the applicable parties shall complete any filing that may be required pursuant to the Polish Office for the Protection of Competition and Consumers. Carey Agri and Company shall each pay one-half of the applicable filing fee.

         3.2. ACCESS; INVESTIGATIONS BY BUYER; CONFIDENTIALITY

         (a) Company and the Partners shall, through the Closing Date, provide to representatives of Buyer and Carey Agri full access to the offices, books, agreements, records (including, without limitation, tax returns and correspondence with accountants), officers, employees, consultants and contractors of Company and will furnish representatives of Buyer such financial and operating data and other information with respect to the businesses and assets of Company as Buyer may request, including, without limitation, Agreements with clients, customers, vendors, lessors, licensors and suppliers of Company. Buyer and Carey Agri agree at all times through Closing Date to use reasonable efforts, at least as stringent as those employed by it with respect to
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its own confidential information, (i) to keep confidential all such information that is identified as being of a confidential nature, (ii) not to use such confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not to disclose such confidential information to any third party (other than to Buyer's counsel, accountants and other consultants in connection with the transactions contemplated hereby) without Company's advance written authorization.

         (b) Company hereby acknowledges that it has obtained and may continue to obtain knowledge of and access to confidential and valuable business information relating to Buyer and Carey Agri not generally known by or available to the general public. Company and each of the Partners agree at all times through the Closing Date to use reasonable efforts, at least as stringent as those employed by it with respect to its own confidential information, (i) to keep confidential all such information that is identified as being of a confidential nature, (ii) not to use such confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not to disclose such confidential information to any third party (other than to Company's counsel, accountants and other consultants in connection with the transactions contemplated hereby) without Buyer's or Carey Agri's advance written authorization.

         (c) Buyer's investigation of the financial and operating data, assets, real property and other information with respect to the businesses and assets of Company shall in no way affect the obligations of Company and each of the Partners with respect to the agreements, representations, warranties, covenants and indemnification provisions set forth in this Acquisition Agreement and the Related Agreements. Profits distributed to the Partners until September 9, 1998 shall not affect the Purchase Price (as of September 30, 1998 profits distributed to the Partners in the gross amount of 1,486,000 PLN, i.e.: personal income tax included).

         3.3. OPERATION OF THE BUSINESS OF THE COMPANY

         Company shall, through the Closing Date:

         (a) Use its best efforts to preserve its business and its present relationships with customers, suppliers, consultants, employees and any other persons having business relations with it; and (ii) maintain all of its Assets in customary repair and condition.

         (b) Except as contemplated by this Acquisition Agreement or as reasonably may be required to carry out its obligations hereunder without the consent of Carey Agri, Company shall, through the Closing Date, conduct its business only in the Ordinary Course of Business and, in addition, not:

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         (i) grant any increase in the compensation payable or to become payable by Company to officers or employees of Company, or enter into any benefit plan, payment or arrangement for or with any of such officers or employees; (ii) borrow or agree to borrow any funds, or directly or indirectly guarantee or agree to guarantee the obligations of others; (iii) enter into any Agreement which may have a material effect on its business and operations; or (iv) place, or allow to be placed, an Encumbrance on any of its Assets.

         (c) Company shall notify Buyer promptly of any adverse change in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of Company, including, without limitation, information concerning all Claims instituted, threatened or asserted against or affecting Company or its business or Assets, before or by any court or governmental authority.

         (d) Company shall keep proper books of record and account in which true and complete entries will be made of all transactions in accordance with generally accepted accounting principles in Poland applied on a basis consistent with prior periods, and shall supply to Buyer monthly unaudited consolidated balance sheets and statements of income of Company, so prepared, as soon as practicable after the end of each month. All such financial statements shall be considered attached to and made a part hereof.

         (e) Company shall inform and discuss with Buyer on a regular and ongoing basis the management of the businesses and Assets of Company, including, without limitation, any significant new Agreements or transactions proposed to be entered into or persons proposed to be employed by Company, and any other significant developments relating to the business or Assets of Company; PROVIDED, HOWEVER, that Buyer shall have no express or implied power, authority or responsibility with respect to Company or its business, Assets or Agreements.

         (f) Carey Agri shall reimburse the Partners with the value added tax
(VAT) paid by them with respect to the transaction hereunder.

         (g) In each month from August 1, 1998 until and including December 31, 1998, the Partners will have distributed to themselves from the profits of the Company no more than the gross amount of 100,000 PLN. Additionally in each month from January 1, 1999 until and including the Closing Date, the Partners will distribute to themselves from the profits of the Company the gross amount of 50,000 PLN. Profits distributed to the Partners until September 9, 1998 shall not affect the Purchase Price (as of September 30, 1998 profits distributed to the Partners amount to 1,486,000 PLN).

         (h) Newco shall reimburse the Partners for the 1999 personal income taxes paid by the Partners on the amounts exceeding 50,000 PLN per month as provided for in Section 3.3 (g) hereof, adjusted for taxes.

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         3.4. NO INCONSISTENT NEGOTIATIONS

         Neither Company nor any of the Partners shall, nor shall any of them permit or authorize any officer, employee or other agent of Company, or any of the Partners, directly or indirectly, to

         (i) take any action to solicit, initiate or encourage the submission of a Proposal, or

         (ii) participate in any negotiations regarding, or furnish to any other person, entity or group any non-public information with respect to, or otherwise cooperate in any way with, or encourage, any effort or attempt by any other person, entity or group to do or seek any of the foregoing.

         Company or the Partners shall notify Buyer promptly if any Proposal is made and shall, in any such notice to Buyer, indicate in reasonable detail the identity of the offeror and the terms and conditions of the Proposal, including the proposed financing for such Proposal.

         3.5. NEWS RELEASES

         Except as may be otherwise required for compliance with United States securities laws and National Association of Securities Dealers Automated Quotation System requirements, neither Buyer nor Company nor the Partners shall issue or approve any news release or other public announcement concerning the transactions contemplated by this Acquisition Agreement without the prior approval of Buyer and Company (which approval shall not be unreasonably withheld).

         3.6. MANAGEMENT AGREEMENTS

         (a) Buyer and Carey Agri agree to cause Newco to enter into three-year management agreements and employment agreements with each of the Partners on the terms and conditions set forth in Exhibits G1 (" MANAGEMENT AGREEMENTS") and G2 ("Employment Agreements") hereto. Such agreements shall become effective as of the Closing Date. The Partners, to recommend Buyer and Carey Agri to enter into and consummate this Acquisition Agreement, shall execute the Management Agreements and the Employment Agreements.

         (b) The Company and the Partners are obliged to make the best efforts to assign and transfer the employment agreements with all other employees of the Company engaged in alcohol distribution activity to Newco, after any notice to such employees required by applicable law. The Partners agree to pay a severance, termination or other payments to any person or entity to be paid as a result of the consummation of the transactions contemplated hereby.

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         (c) Buyer and Carey Agri agree to cause Newco to name the Partners as two of the members of the board of management of Newco as of the Closing Date, and the Partners agree so to serve.

         (d) Buyer and Carey Agri agree to name one of the Partners as a member of the board of management of Carey Agri as of the Closing Date and each of the Partners agrees to serve as requested.

         (e) In connection with their participation in the management of Newco, Buyer agrees to grant to each Partner options, pursuant to the terms and conditions or Buyer's 1997 Stock Incentive Plan, to acquire 5,000 shares of the Common Stock. Each Partner will receive a stock option agreement substantially in the form attached hereto as EXHIBIT H.

         3.7. SUBSEQUENT EVENTS

         Company and the Partners shall notify Buyer promptly in writing of the occurrence of any event, or the failure of any event to occur, prior to the Closing that results in an omission from, or breach of, any of the covenants, representations or warranties made by or on behalf of Company or the Partners in this Acquisition Agreement or in any of the Related Agreements, but such notification shall not excuse breaches of representations, warranties, covenants or agreements disclosed in such notification

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARTNERS

         Each of the Partners jointly and severally represent and warrant to Buyer and Carey Agri in their own name and on behalf of the Company as follows:

         4.1. ORGANIZATION AND STANDING

         Company is a civil partnership duly organized and validly existing under the laws of the Poland, and has the full and unrestricted partnership power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Acquisition Agreement and the Related Agreements and to carry out the transactions contemplated hereby. Company does not conduct business outside of Poland.

         4.2. AFFILIATED COMPANIES

         Company has no equity investment or other interest in any corporation, association, partnership, joint venture or other entity.

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         4.3. ORGANIZATION DOCUMENTS

         Company has furnished to Buyer a true and complete copy of all of the organizational documents of the Company, as currently in effect, certified as of a recent date by the Partners.

         4.4. FINANCIAL STATEMENTS

         Company has prepared and furnished to Buyer and they are included as
Schedule 4.4 (a) hereto the audited balance sheet of Company as of December 31, 1997 and the audited profit and loss statement for the year. Company also has prepared and furnished to Buyer, and there are included as Schedule 4.4 (b) the unaudited balance sheets of Company (FORMULARZ F-01) as of the end of each month of Company beginning September 30, 1998, and the unaudited statements of profit and loss for the respective months then ended. All of the financial statements, including, without limitation, the notes thereto, referred to in this Section or furnished to Buyer after the date hereof pursuant to this Acquisition Agreement:
(a) are in accordance with the Company's books and records, (b) present fairly the financial position of the Company as of the respective dates and the results of operations for the respective periods indicated, and (c) have been prepared in accordance with generally accepted accounting principles in Poland applied on a basis consistent with prior accounting periods.

         4.5. NO LIABILITIES

         Except as reflected in the financial statements furnished pursuant to this Acquisition Agreement or as described on Schedule 4.5 hereto, there exist no liabilities (whether contingent or absolute, matured or unmatured, known or unknown) of Company. Except as described in the Schedule 4.5, since September 9, 1998, Company has not incurred any liabilities (whether contingent or absolute, matured or unmatured, known or unknown) other than in the Ordinary Course of Business.

         4.6. TAXES

         (a) Company has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed all Company Tax Returns required to be filed on or before the Closing Date with respect to all applicable Taxes. No penalties or other charges are or will become due with respect to any of the Company Tax Returns as the result of the late filing thereof. All of the Company Tax Returns are true and complete in all respects. Company: (i) has paid all Taxes due or claimed to be due by any Taxing authority in connection with any of the Company Tax Returns; or (ii) have established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in the financial statements provided to Buyer adequate reserves (in conformity with

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generally accepted accounting principles in Poland consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes on the financial statements of Company furnished pursuant to Buyer are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and for which Company may be liable.

         (b) Company Tax Returns have been examined from time to time by the relevant taxing authorities, and all deficiencies proposed as a result of such examinations have been paid or settled, for all taxable years prior to and including the taxable year ended 1998 . There is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of Company , threatened in respect of any Taxes for which Company or any Partner is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of Company , threatened. Neither Company has consented to any waivers or extensions of any statute of limitations with respect to any taxable year of Company . There is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against Company . The Company will provide the Buyer with confirmations from the Tax Office and Social Security Office (ZUS) that all taxes and social benefits have been paid prior to the Closing Date.

         (c) Company has furnished to Buyer true and complete copies of all Company Tax Returns and all written communications relating to any such Company Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired and Buyer has requested to see such returns.

         4.7. CONDUCT OF BUSINESS; ABSENCE OF MATERIAL ADVERSE CHANGE

         Other than as set forth in Schedule 4.7, since September 9, 1998, there has been no material adverse change, and no change except in the Ordinary Course of Business, in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of Company. Except as set forth in Schedule 4.7, since September 9,1998, Company has operated only in the Ordinary Course of Business, and Company has not (a) incurred loss of, or significant injury to, any Assets of Company as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; or (b) mortgaged, pledged or subjected to any Encumbrance any of its Assets.

         4.8. REAL PROPERTY

         (a) Exhibit I (the "Lease Agreement") lists and sets forth the legal description for all the Real Property of the Company which is to be leased by Newco. All such Real Property is suitable and adequate for the uses for which it is currently devoted.

         (b) Partners are the sole owners of valid title to the Real Property owned by it, including, without limitation, all buildings, structures, fixtures and improvements thereon and all equipment, machinery and personal property therein, in each case free and clear of all Encumbrances which would hinder the Partners from performing their obligations hereunder.

         (c) All buildings, structures, fixtures and other improvements on the Real Property are in good repair, free of defects (latent or patent), and fit for the uses to which they are currently devoted. (d) At the Closing, the Partners shall lease the Real Property to Newco on the terms and conditions to the Lease set forth in EXHIBIT I.

         (e) None of the Real Property is subject to any Agreement or other restriction of any nature whatsoever (recorded or unrecorded) preventing or limiting Company's right to convey or to use it. At the Closing, as well as after the Closing Date, Company, at its own expense, shall secure and furnish to Buyer what documents are necessary to and acceptable to Buyer, showing that Partners have the right and authority to enter into the Lease Agreement and to lease the Real Property to Newco.

         4.9. TRADEMARK AND TRADENAME

         Company owns and has registered the Trademark and Tradename, pays no royalty to anyone with respect to the Trademark and Tradename and has the right to bring action for the infringement of such Trademark and Tradename. Company has no knowledge, and has received no notice to the effect, that the marketing or use by Company of the Trademark and Tradename, may or is claimed to infringe the legally protectable right of another.

         4.10. OTHER AGREEMENTS

         Schedule 4.10 lists and briefly describes all Agreements to which Company is a party or by which Company is bound at the date hereof.

         4.11. BOOKS AND RECORDS

         The books of account, partnership records, minute books and other records of Company are true and complete and have been maintained in accordance with good business practices, and the matters contained therein are appropriately and accurately reflected in the financial statements of Company furnished pursuant hereto.
                                       11

         4.12. LITIGATION; DISPUTES

         (a) There are no actions, suits, claims, arbitrations, proceedings or investigations pending, threatened or reasonably anticipated against Company or its Assets, or the transactions contemplated by this Acquisition Agreement or the Related Agreements, or before or by any court, arbitrator or governmental authority, domestic or foreign. Company is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

         (b) Company is not currently involved in or, to the knowledge of Company or the Partners, reasonably anticipates any dispute affecting the business or Assets of Company. Company, however, is involved in several proceedings aimed to collect receivables from its creditors.

         4.13. LABOR RELATIONS

         Company has complied and is in compliance with all Laws relating to employment or the workplace. Company has entered into no collective bargaining agreements.

         4.14. BENEFIT PLANS

         Except as set forth in Schedule 4.14 and except as required under Polish law, Company does not maintain or ever has maintained any plan, program or arrangement, whether or not written which was maintained by Company and to which Company contributed or was obligated to contribute or to fund to provide employee benefits or which promises benefits to any person who performs or who has performed services to Company.

         4.15. RESTRICTIONS AND CONSENTS

         Except for the requirements under Polish Antimonopoly regulations mentioned in Section 3.1(c), there are no Agreements, Laws or other restrictions of any kind to which Company (or any Asset thereof) is party or subject that would prevent or restrict the execution, delivery or performance of this Acquisition Agreement or the Related Agreements, result in any penalty, forfeiture, Agreement termination, or restriction on business operations of Buyer, Carey Agri, Newco or Company as a result of the execution, delivery or performance of this Acquisition Agreement.

         4.16. ABSENCE OF VIOLATION

         The execution and performance by Company and the Partners of this Acquisition Agreement and the Related Agreements, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Company and the Partners of the transactions contemplated hereby and thereby, do not and will not: (a) require any consent of the Partners which has not been received; (b) conflict with, or violate any provision of, any Law having applicability to Company or any of its Assets, or any provision of the organizational documents of Company; (c) conflict with, or result in any breach of, or constitute a default under any Agreement to which Company is a party or by which it or any of its Assets may be bound, except as otherwise disclosed in Schedule 4.7 hereof; or (d) result in or require the creation or imposition of any Encumbrance of any nature upon any of the Assets now owned or hereafter acquired by the Company before the Closing.

         4.17. BINDING AGREEMENTS

         This Acquisition Agreement and each of the Related Agreements constitute valid and binding obligations of Company, enforceable in accordance with their respective terms.

5.       REPRESENTATIONS AND WARRANTIES OF EACH PARTNER

         Each Partner hereby represents and warrants to Buyer as follows:

         5.1. PARTNERSHIP INTERESTS

         Such Partner is, and on the Closing Date will be, the lawful owner of the partnership interest in the Company set forth opposite his name on Exhibit A hereto. No one has any partnership interest in the Company except for the Partners.

         5.2. AUTHORITY AND CAPACITY

         Such Partner has full legal right, capacity, power and authority to execute this Acquisition Agreement and each of the Related Agreements and to consummate the transactions contemplated hereby and thereby.

         5.3. ABSENCE OF VIOLATION

         The execution and performance by such Partner of this Acquisition Agreement and each of the Related Agreements, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Law having applicability to such Partner; or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which such Partner is a party.

         5.4. RESTRICTIONS AND CONSENTS

         There are no Agreements, Laws or other restrictions of any kind to which such Partner is party or subject that would prevent or restrict the execution or performance of this Acquisition Agreement or any of the Related Agreements other than those previously disclosed in the Schedules hereto which would also restrict the Company.

         5.5. BINDING OBLIGATION

         This Acquisition Agreement and the Related Agreements constitute valid and binding obligations of each Partner, enforceable against each Partner in accordance with their respective terms.

6.       REPRESENTATIONS AND WARRANTIES OF BUYER AND CAREY AGRI

         Buyer and Carey Agri hereby jointly and severally represent and warrant to Company and the Partners as follows:

         6.1. ORGANIZATION AND STANDING

         (a) Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware and has the full and unrestricted corporate power and authority to carry on its business as currently conducted, to enter into this Acquisition Agreement and the Related Agreements to which it is a party and to carry out the transactions contemplated hereby and thereby.

         (b) Carey Agri is a limited liability company duly organized and validly existing under the laws of Poland and has the full and unrestricted limited liability company power and authority to carry on its business as currently conducted, to enter into this Acquisition Agreement and the Related Agreements and to carry out the transactions contemplated hereby and thereby.

         6.2. AUTHORIZATION

                  The execution and performance by Buyer and Carey Agri of this Acquisition Agreement and each of the Related Agreements, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by Buyer and Carey Agri of the transactions contemplated hereby and thereby will not: (a) conflict with, or violate any provision of, any term or provision of the organizational documents of Buyer or Carey Agri or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which Buyer or Carey Agri is a party or by which Buyer or Carey Agri is bound. No other corporate action is necessary for Buyer and Carey Agri to enter into this Acquisition Agreement and each of the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, except that the Acquisition Agreement and the transactions contemplated thereby must be duly authorized by Buyer's Board of Directors and Carey Agri's Management Board, which authorization will be sought promptly after the date hereof.

         6.3. BINDING OBLIGATION

         This Acquisition Agreement and the Related Agreements constitutes valid and binding obligations of Buyer and Carey Agri, enforceable in accordance with their respective terms.

7.       RESTRICTED SECURITIES

         Partners hereby represent, warrants and covenant as follows:

         7.1. NO REGISTRATION UNDER THE SECURITIES ACT

         Partners understand that the Common Stock to be received by them under this Acquisition Agreement has not been registered under the Securities Act, in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred in the United States unless such Common Stock being acquired hereunder subsequently is so registered or qualifies for exemption from registration under the Securities Act. After the expiration of the 36 months period, as provided for in the Lock - up Letter, CEDC shall register Common Stock at its own cost and expense.

         7.2. ACQUISITION FOR INVESTMENT

         The Common Stock is being acquired under this Acquisition Agreement by Partners in good faith solely for their own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. The Common Stock will not be offered for sale, sold or otherwise transferred by Partners for three years after the Closing Date, without the written consent of the Buyer, as reflected by the lock-up letter set forth hereto as Exhibit J hereto which Partners agree to execute and at any time hereafter in the United States without either registration or exemption from registration under the Securities Act.

         7.3. EVALUATION OF MERITS AND RISKS OF INVESTMENT

         Each of the Partners has such knowledge and experience in financial and business matters that each is capable of evaluating the merits and risks of the Common Stock being received hereunder. Each Partner understands and is able to bear any economic risks associated with such investment

(including, without limitation, the necessity of holding such Common Stock for an indefinite period of time.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF COMPANY AND THE PARTNERS

         The obligations of Company and the Partners under this Acquisition Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Company and the Partners to carry out the provisions of this Acquisition Agreement, unless such failure is agreed to in writing by Company and the Partners:

         8.1. REPRESENTATIONS AND WARRANTIES

         The representations and warranties made jointly and severally by Buyer and Carey Agri in this Acquisition Agreement and any of the Related Agreements shall be true and complete when made and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Acquisition Agreement.

         8.2. PERFORMANCE

         Buyer, Carey Agri and Newco shall have performed and complied with all conditions required by this Acquisition Agreement to be performed or complied with by Buyer, Carey Agri and Newco prior to the Closing Date.

         8.3. LEGAL PROCEEDINGS

         No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Acquisition Agreement or the Related Agreement, other than an action or proceeding instituted or threatened by Company or any Partner.

         8.4. ANTIMONOPOLY FILING

         All applicable waiting periods under the Act on Counteracting Monopolistic Practices shall have expired or the transaction contemplated hereby shall have been approved with no materially adverse conditions, which determination shall be made in the sole judgment of Buyer.

         8.5. DOCUMENTS AT CLOSING

         All documents required to be furnished by Buyer, Carey Agri and Newco. to Company and/or the Partners prior to or at the Closing shall have been so furnished.

         8.6. ADJUSTMENTS OF ASSETS AND LIABILITIES AT CLOSING

(a) Immediately prior to the Date of Closing, the Company shall update Exhibit A to the Assets Purchase Agreement. The Parties agree that the net value of the assets on the updated exhibit shall be approximately the same as that on the original exhibit or the parties shall discuss an adjustment in the Purchase Price. Immediately after the Date of Closing, the asset list shall be finalized to reflect those assets acquired by Newco.

(b) Immediately prior to Closing Date, the Company shall update Exhibit B to the Assets Purchase Agreement. The parties agree that the net value of the liabilities on the updated exhibits shall be approximately the same as that on the original exhibit or the parties shall discuss an adjustment in the Purchase Price. Immediately after the Date of Closing, the asset list shall be finalized to reflect those liabilities assumed by Newco.

(c) Immediately prior to or at Closing Date, Newco and the Partners will execute an escrow agreement (the "Escrow Agreement") according to the terms and principles as set forth in Exhibit D to Assets Acquisition Agreement and Newco will deposit the amount of $ 250,000 (two hundred fifty thousand) to the escrow account (the "Escrow Amount") at the Date of Closing.

(d) Immediately prior to or at the Closing Date, Partners shall have obtained the written consent of their spouses for entering into the transaction hereunder and performance of the obligations hereof, in the form presented by Buyer.

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND CAREY AGRI

         The obligations of Buyer and Carey Agri under this Acquisition Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Buyer and Carey Agri to carry out the provisions of
                                       17
this Agreement, unless such failure is agreed to in writing by Buyer, and Carey Agri.

         9.1. REPRESENTATIONS AND WARRANTIES

         The representations and warranties made (jointly or individually) by Company and the Partners in this Acquisition Agreement and the statements contained in the Schedules hereto shall be true and complete when made, and on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes expressly permitted by this Acquisition Agreement

         9.2. PERFORMANCE

         Company and each Purchaser shall have performed and complied with all Agreements and conditions required by this Acquisition Agreement to be performed or complied with prior to the Closing Date.

         There shall have been no substantial changes since September 9, 1998 in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of Company (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein by Company and the Partners), except changes contemplated by this Acquisition Agreement or agreed to by Buyer.

         9.3. LEGAL PROCEEDINGS

         No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Acquisition Agreement other than an action or proceeding instituted or threatened by Buyer, Carey Agri or the Related Agreements, or Newco.

         9.4. APPROVAL OF BOARD OF DIRECTORS

         The Acquisition Agreement and the transactions contemplated thereby shall be approved by the Board of Directors of Buyer and the Management Board of Carey Agri as soon as possible after the signing of this Agreement.

         9.5. DOCUMENTS AT CLOSING

         All documents required to be furnished by Company and/or the Partners to Buyer, Carey Agri or Newco prior to or at the Closing shall have been so furnished.
                                       18

         9.6. CONSENTS

         Company and the Partners shall have received all consents, authorizations and approvals of private persons and business entities if required to be obtained in order to consummate the transactions contemplated hereby to the satisfaction of Buyer and Carey Agri and as set forth in Schedule
4.16 hereto.

10.      CLOSING

         10.1. CLOSING LOCATION

         Subject to the terms and conditions of this Acquisition Agreement, the Closing shall take place at the offices of Hogan & Hartson Sp. z o.o. on the Closing Date.

         10.2. DELIVERIES BY THE PARTNERS

         At the Closing, the Partners shall deliver to Buyer and Carey Agri the following:

         (a) executed copies of all the Related Agreements to which they are parties;

         (b) the Consents contemplated by Exhibit I in form and substance satisfactory to Buyer and Carey Agri;and

         (c) such other documents as Buyer and Carey Agri may reasonably request, to be requested no later than five business days prior to the Closing.

         10.3. DELIVERIES BY COMPANY

         At the Closing, Company shall deliver to Buyer the following:

         (a) executed copies of all the Related Agreements to which it is a party; and

         (b) such other documents as Buyer may reasonably request, to be requested no later than five business days prior to Closing.

         10.4. DELIVERIES BY BUYER

         At the Closing, Buyer shall deliver to the Partners the following:

         (a) executed copies of all the Related Agreements to which it is a party;
                                       19

         (b) one or more stock certificates, as the Company requests, for a total of 254,230 shares of Common Stock made out in the name of the Company;

         (c) a certified copy of the resolutions adopted by the Board of Directors of Buyer authorizing the transactions contemplated by this Acquisition Agreement; and

         (d) such other documents as the Partners may reasonably request, to be requested no later than five business days prior to Closing.

         10.5. DELIVERIES BY CAREY AGRI

         At the Closing, Carey Agri shall deliver to the Partners the following:

         (a) executed copies of all the Related Agreements to which it is a party; and

         (b) such other documents as the Partners may reasonably request, to be requested no later than five business days prior to Closing.

         10.6. DELIVERIES BY NEWCO

         At the Closing, Newco shall be caused to perform the following:

         (a) Buyer and Carey Agri shall cause Newco to wire funds to the Company in the amount of the Purchase Price for the Assets;

         (b) Buyer and Carey Agri shall cause Newco to deliver to the Escrow Agent, the Escrow Deposit; and

         (c) such other documents as the Partners may reasonably request, to be requested no later than five business days prior to Closing.

11.      SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

         11.1. SURVIVAL OF REPRESENTATIONS

                  All representations, warranties, covenants, indemnities and other Agreements made by any party to this Acquisition Agreement herein or in the Related Agreements shall also be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other Agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other Agreements shall survive the

Closing and any investigation, audit or inspection at any time made by or on behalf of any party hereto.

         11.2. AGREEMENT OF PARTNERS TO INDEMNIFY

         Subject to the conditions and provisions of this SECTION 11, the Partners, jointly and severally, hereby agrees to indemnify, defend and hold harmless the Buyer Indemnified Persons from and against and in any respect of all Claims asserted against, resulting to, imposed upon or incurred by the Buyer Indemnified Persons (whether such Claims are by, against or relate to Company, the Partners or any other party, including a governmental entity), directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other Agreements, given or made by Company or any Partner in this Acquisition Agreement or any Schedule attached hereto or in any Related Agreement.

         (b) Any payment for indemnification under this SECTION 11 shall be made from the Escrow Deposit while and to the extent that Escrow Deposit funds are retained by the Escrow Agent sufficient to make such payment, except that any such funds that are held pending resolution of any dispute between any parties hereto as to any claimed indemnity payment shall not be deemed available for the purpose of paying any other or further demand for indemnity.

         (c) Except as set forth below, it shall be a condition to the right of any Buyer Indemnified Person to indemnification pursuant to this Section 11 that such Buyer Indemnified Person shall assert a Claim for such indemnification within two years following the Closing Date.

         11.3. AGREEMENT OF BUYER TO INDEMNIFY

         Subject to the conditions and provisions of this SECTION 11, Buyer and Carey Agri, jointly and severally, hereby agrees to indemnify, defend and hold harmless each Partner or Company Indemnified Persons from and against and in respect of all Claims asserted against, resulting to, imposed upon or incurred by the Partners (whether such Claims are by, against or relate to Buyer, Carey Agri, Newco or any other party, including, without limitation, a governmental entity), directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other Agreements, given or made by Buyer and/or Carey Agri any of the Related Agreements. Notwithstanding the foregoing, neither Buyer and Carey Agri shall have no liability for Claims made more than two years following the Closing Date.

         11.4. CONDITIONS OF INDEMNIFICATION

         The obligations and liabilities of the Partners, Buyer and Carey Agri hereunder with respect to their respective indemnities pursuant to this

SECTION 11, resulting from any Claim shall be subject to the following terms and conditions:

         (a) The indemnified party shall give prompt written notice to the indemnifying party of any Claim which is asserted against, resulting to, imposed upon or incurred by such indemnified party and which may give rise to liability of the indemnifying party pursuant to this SECTION 11, stating (to the extent known or reasonably anticipated) the nature and basis of such Claim and the amount thereof.

         (b) The indemnified party may engage counsel or representatives of its own choosing with respect to any such Claim, such representation (including the compromise or settlement of any Claim) to be undertaken on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party elects not to undertake such defense by its own representatives, the indemnified party shall give prompt written notice of such election to the indemnifying party, and the indemnifying party will undertake the defense thereof by counsel or other representatives designated by it whom the indemnified party determines in writing to be satisfactory for such purposes. The consent of the indemnified party to the indemnifying party's choice of counsel or other representative shall not be unreasonably withheld.

         11.5. SPECIFIC PERFORMANCE

         In addition to any other remedies which Buyer and Carey Agri may have, Company and each Partner hereby acknowledge that the Assets of the Company are unique, and that the harm to Buyer and Carey Agri resulting from breaches by Company or any Partner of its respective obligation cannot be adequately compensated by damages. Accordingly, Company and each Partner agree that Buyer and/or Carey Agri shall have the right to have all obligations, undertakings, Agreements, covenants and other provisions of this Acquisition Agreement and the Related Agreements specifically performed by Company or the Partners, as the case may be, and that Buyer and Carey Agri shall have the right to obtain an order or decree of such specific performance in any court of competent jurisdiction.

         In addition to any other remedies, the Buyer and Carey Agri agree that Company and each Partner shall have the right to have all obligations, undertakings, Agreements, covenants and other provisions of this Acquisition Agreement and the Related Agreements specifically performed by Buyer and Carey Agri, as the case may be, and that Company and each Partner shall have the right to obtain an order or decree of such specific performance in any court of competent jurisdiction.
                                       22

         11.6. REMEDIES CUMULATIVE

         The remedies provided herein and under any of the Related Agreement shall be cumulative and shall not preclude the assertion by Company, each Partner or Buyer and Carey Agri of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.

12.      TERMINATION

         12.1. TERMINATION

         This Acquisition Agreement may be terminated at any time before the Closing Date under any one or more of the following circumstances:

         (a) by the mutual consent of the parties hereto;

         (b) by Buyer and Carey Agri, by written notice of termination delivered to the Partners if any of the conditions set forth in SECTION 9 have not been fulfilled by May 31, 1999 and such failure to fulfill conditions is not the result solely of the necessity of obtaining government approvals or satisfying governmental requirements;

         (c) by Buyer or the Partners, by written notice of termination to the other parties hereto, if the Closing has not occurred by June 30, 1999.

         12.2. EFFECT OF TERMINATION

         In the event this Acquisition Agreement is terminated as provided in this SECTION 12, this Acquisition Agreement shall forthwith become wholly void and of no effect, and the parties shall be released from all future obligations hereunder; PROVIDED, HOWEVER, that the obligations of Buyer, Carey Agri, Company and the Partners as to confidentiality provided in SECTION 3.2, and the provisions of SECTIONS 3.1(C) and 13.3 relating to the payment of expenses, shall not be extinguished but shall survive such termination. The parties hereto shall have any and all remedies to enforce such obligations provided at law or equity (including, without limitation, specific performance).

13.      MISCELLANEOUS

         13.1. FURTHER ASSURANCES

         Each of the parties hereto hereby agrees to use their best efforts to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order
                                       23
to fully effectuate the purposes, terms and conditions of this Acquisition Agreement as quickly as reasonably possible.

         13.2. NO BROKERS

         Each of the parties hereto represents and warrants to the other parties (and to each of them) that such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Acquisition Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Acquisition Agreement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

         13.3. EXPENSES

         Subject to the provisions of SECTION 11 and SECTION 3.1(B), each party hereto shall pay its own expenses incident to this Acquisition Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements, unless specified elsewhere in this Agreement.

         13.4. ASSIGNMENT

         Company, the Partners, Buyer, Carey Agri and Newco shall not assign their respective rights and obligations under this Acquisition Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect.

         13.5. ENTIRE AGREEMENT; AMENDMENT

         This Acquisition Agreement, including the Schedule hereto, and the Related Agreements, constitute the entire Agreement among the parties hereto with respect to the transactions contemplated herein and therein, and it supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Acquisition Agreement or the Related Agreements shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

         13.6. WAIVER

         No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Acquisition Agreement or under any of the

Related Agreements shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         13.7.    CONSENT TO JURISDICTION AND ARBITRATION

         (a) This Acquisition Agreement and the duties and obligations of Buyer, Carey Agri, Company and the Partners hereunder shall be enforceable against any of the parties hereto in the arbitration court at the National Chamber of Commerce in Warsaw, Republic of Poland. The arbitration procedure shall be performed according to the rules of the arbitration court hereof. For such purpose, Buyer, Carey Agri, Company and each of the Partners hereby irrevocably submit to the non-exclusive jurisdiction of such courts, and agrees that all claims in respect of this Acquisition Agreement and the Related Agreements may be heard and determined by such court.

         (b) The parties hereto hereby irrevocably agree that a final judgment of the arbitration court specified above in any action or proceeding relating to this Acquisition Agreement or to any of the Related Agreements shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         13.8.    SEVERABILITY

         If any part of any provision of this Acquisition Agreement or any of the Related Agreements shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Acquisition Agreement or Related Agreements, as the case may be.

         However, any Party who as a result of such circumstances is deprived of the substantial performance which it expected under this Agreement may demand the same, similar or equivalent performance under another, valid and effective legal vehicle.

         13.9.    GOVERNING LAW

         This Acquisition Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Republic of Poland (excluding the choice of law rules thereof, except that the laws governing the issuance of the Common Stock shall be that of the State of Delaware). The Agreement shall be prepared in the Polish and English languages; both language versions being equal. The Parties hereto agree that the Polish language versions of this Agreement and all Exhibits thereto shall conform with the English version.

         13.10.   NOTICES

         All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Acquisition Agreement or any of the Related Agreements shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

                  (i)      If to Buyer:

                           Central European Distribution Corporation
                           1343 Main Street - Suite 301
                           Sarasota, Florida 34236
                           Attn.: Mr. William V. Carey
                           tel: (941) 330 - 1558
                           fax: (941) 330 - 9617

                  with a copy (which shall not constitute notice) to:

                           Carey Agri International Poland Sp. z o.o.
                           ul. Lubelska 13, 03-802 Warszawa
                           Mr. William V. Carey
                           tel.: (48) (22) 618 50 25, 618 05 77
                           fax: (48) (22) 618 0238

                  i)       If to Carey Agri:
                           ul. Lubelska 13, 03-802 Warszawa
                           Attn: Mr. William V. Carey
                           tel.: (48 22) 618 50 25, (48 22) 618 05 77
                           fax:  (48) (22) 618 0238

                  i)       If to Newco:

                           (to be provided after registration)

                           ----------------------------
                           Attn:

                           ----------------------------
                           tel.:
                                 ----------------------
                           fax:
                                 ----------------------

                  with a copy (which shall not constitute notice) to:

                           Hogan & Hartson Sp. z o.o.
                           Al. Jana Pawla 25
                           00 - 854 Warszawa
                           Attn: Elzbieta Koper, Halina Wieckowska
                           tel: (48 22) 653 42 00
                           fax: (48 22) 653 42 50

                  (ii)     If to Company:
                           Multi Trade Company s.c.
                           ul. Baranowicka 117
                           15 - 501 Bialystok
                           Attn: Wojciech Strzakowski, Wojciech Wasilewski

                  (iii)    If to the Partners:
                           Wojciech Strzakowski
                           ul. Starobojarska 27
                           15 - 073 Bialystok
                           tel.: (48) 601 91 56 01
                           Wojciech Wasilewski
                           ul. Basniowa 84

                           15 - 157 Bialystok
                           tel.:(48) (15) 676 20 74

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         13.11.   HEADINGS

         Section headings contained in this Acquisition Agreement or any of the Related Agreements are inserted for convenience of reference only, shall not be deemed to be a part of this Acquisition Agreement or the Related Agreements, as the case may be, for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof or thereof.

         13.12.   EXECUTION IN COUNTERPARTS

         To facilitate execution, this Acquisition Agreement or any of the Related Agreements may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Acquisition Agreement or any of the Related Agreements to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         13.13.   LIMITATION ON BENEFITS

         The covenants, undertakings and agreements set forth in this Acquisition Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns, except that the agreements set forth in SECTION 11 also shall be for the benefit of, and enforceable by, Buyer Indemnified Persons and the respective successors, heirs, executors, administrators, legal representatives or permitted assigns or Buyer Indemnified Persons and the Partners.

         13.14.   BINDING EFFECT

         Subject to any provisions hereof restricting assignment, this Acquisition Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Acquisition Agreement, or have caused this Acquisition Agreement to be duly executed on their behalf, as of the day and year first above written.

                    CENTRAL EUROPEAN DISTRIBUTION CORPORATION

Attest:
/s/ ALEKSANDER CALOS                        /s/ WILLIAM V. CAREY
---------------------------------------     -----------------------------------
                                            By: William V. Carey
                                            Chairman of the Board

                   CAREY AGRI INTERNATIONAL POLAND SP. Z O.O.

Attest:
/s/ ALEKSANDER CALOS                        /s/ WILLIAM V. CAREY
---------------------------------------     -----------------------------------

                                            By: William V. Carey
                                            Managing Director

                                            THE PARTNERS
                                            In their own name and on behalf of
                                            MULTI TRADE COMPANY

                                            /s/ WOJCIECH STRZAKOWSKI
                                            -----------------------------------
                                            Wojciech Strzakowski

                                            /s/ WOJCIECH WASILEWSKI
                                            -----------------------------------
                                            Wojciech Wasilewski

                              ADDITIONAL COVENANTS
                          TO THE ACQUISITION AGREEMENT
                             AS OF FEBRUARY 12, 1999

This Acquisition Agreement has been executed only in the English language version as of February 12, 1999. The Parties to the Acquisition Agreement hereto agree that they shall use their best efforts to execute promptly the Polish language version of this Acquisition Agreement.

Within 5 (five) business days after expiration of the periods set forth in (a) and (b) hereof, Partners and the Company shall have the right to withdraw from the Acquisition Agreement, if:

(a) within the period of 1 (one) week commencing as of the date hereof the Polish Language version has not been executed, and/or

(b) within the period of 1 (one) week Buyer and Carey Agri does not submit to Partners and to Company confirmation that the Acquisition Agreement has been approved, as set forth in Section 9.4 of the Acquisition Agreement.

                    CENTRAL EUROPEAN DISTRIBUTION CORPORATION

Attest:
/s/ ALEKSANDER CALOS                      /s/ WILLIAM V. CAREY
-------------------------------------     -------------------------------------
                                          By: William V. Carey
                                          Chairman of the Board

                   CAREY AGRI INTERNATIONAL POLAND SP. Z O.O.
Attest:
/s/ ALEKSANDER CALOS                      /s/ WILLIAM V. CAREY
------------------------------------      -------------------------------------

                                          By: William V. Carey
                                          Managing Director

                                          THE PARTNERS
                                          In their own name and on behalf of
                                          MULTI TRADE COMPANY

                                          /s/ WOJCIECH STRZAKOWSKI
                                          -------------------------------------
                                          Wojciech Strzakowski

                                          /s/ WOJCIECH WASILWESKI
                                          -------------------------------------
                                          Wojciech Wasilewski

                 LIST OF THE SCHEDULES FOR ACQUISITION AGREEMENT

1.   Schedule 2.4 (b)  Summary of deductions from the purchase price

2. Schedule 4.4 (a) Audited balance sheet of Company as of December 31,1997 and profit and loss statement on the end of the year

3. Schedule 4.4 (b) Unaudited balance sheets of Company as of the end of the each month of Company beginning September 30, 1998 and unaudited statements of profit and loss account for then ended.

4.   Schedule 4.5 The list of additional liabilities not reflected in Schedule
     4.4 (a), Schedule 4.4 (b) and liabilities incurred by Company since September 9, 1998 other than in the Ordinary Course of Business,

5. Schedule 4.6 (a) Confirmations from the Tax Office that all taxes have been paid prior to the Closing Date,

6. Schedule 4.6 (b) Confirmations from the ZUS that social contributions have been paid prior to the Closing Date.

7. Schedule 4.7 The list of material change in the business, operations, prospects, condition Assets or Liabilities of the company since September 9,1998.

8. Schedule 4.10 The list and briefly describes of the agreements to which Company is a party or by which Company is bound on the Closing Date.

9. Schedule 4.14 The list of the benefit plans for employees or any person who performs services to Company.

EXHIBIT           REFERENCE
-------           ---------

A                 Partners, Partner Ownership Interest
B                 Trademark and Tradename
C                 Definitions
D                 Escrow Agreement - Principles
E                 Asset Purchase Agreement
F                 Contribution and Assignment of Trademark and Tradename
G1                Management Agreements
G2                Employment Agreements
H                 Stock Option Agreement
I                 Real Estate Lease
J                 Lock Up Letter

                                    EXHIBIT A

                                    Partners
NAME                                               PARTNERSHIP INTEREST
----                                               --------------------

Wojciech Strzakowski                                       50%

Wojciech Wasilewski                                        50%

DEFINITIONS

               "AFFILIATE" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

               "AGREEMENT" means any concurrence of understanding and intention between two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

               "ASSETS" means assets of every kind and everything that is or may be available for the payment of liabilities, including, without limitation, real and personal property, subject to this Acquisition Agreement.

               "BUYER INDEMNIFIED PERSONS" means Buyer and its Affiliates, employees, representatives, agents, officers and directors.

               "CLAIMS" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

               "CLOSING" means the closing of the assumption of shares of common stock, the transfer of assets and the assumption of liabilities pursuant to the Acquisition Agreement.

               "CLOSING DATE" means 4:00 p.m. Warsaw time on ---------- or such other time and date as shall be mutually agreed upon by Buyer and the Partners.

               "COMPANY INDEMNIFIED PERSONS" means Company and its Affiliates, employees, representatives, agents, officers and directors.

               "COMPANY TAX RETURNS" means all tax returns, declarations of estimated tax reports required to be filed as a result of the business conducted by the Company (without regard to extensions of time permitted by law or otherwise) whether required to be filed by the Company.

               "ENCUMBRANCE" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

               "ENVIRONMENTAL LAWS" means any Laws, including any plans, other criteria, or guidelines promulgated pursuant to such Laws, relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of hazardous materials, or noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.

               "ESCROW AGENT" means the escrow agent under the Escrow Agreement.

               "ESCROW DEPOSIT" means that amount set forth in Section 2.6 (a) as being placed in escrow.

               "LAWS" means all laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

               "ORDINARY COURSE OF BUSINESS" means ordinary course of business consistent with past practices and prudent business operations.

               "PROPOSAL" means any proposal, offer or indication of interest from any person, entity or group relating to any acquisition or purchase of all or (other than in the Ordinary Course of Business) any portion of the assets of, or any equity in, Company or any business combination with Company, other than the transactions contemplated by the Purchase Agreement.

               "REAL PROPERTY" means the real property which is the subject of the Lease Agreement with its attachments, which is an Exhibit to this Acquisition Agreement.

               "RELATED AGREEMENTS" means all agreements which are Exhibits to this Acquisition Agreement.

               "SECURITIES ACT" means the Securities Act of 1933, as amended, and all laws promulgated pursuant thereto or in connection therewith.

               "TAXES" means all taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, value added, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.